SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) January 2, 1997

                                     ENZON, INC.
                                     -----------
             (Exact name of registrant as specified in its charter)



  Delaware                       0-12957                               22-237286
  --------                       -------                               ---------
(State or other jurisdiction    (Commission                       (IRS Employer
of incorporation)               File Number)                    Identification)



                20 Kingsbridge Road, Piscataway, New Jersey 08854
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (908) 980-4500




          (Former name or former address, if changed since last report)

Item 5.  Other Events
-------  ------------

     Enzon, Inc. ("Enzon" or the "Company") announced the appointment of Rolf A. Classon to the Company's Board of Directors effective January 2, 1997. Mr. Classon is currently president of Bayer Diagnostics, part of the Bayer Group, and executive vice president of Bayer Corporation.

     Mr. Classon joined Bayer in 1991 as senior vice president of marketing, sales and service. From 1990-1991, Mr. Classon served as president and chief operating officer of Pharmacia Biosystems AB. From 1984-1990 he was president of Pharmacia Development Company, Inc. and served as president of Pharmacia AB Hospital Products Division from 1981- 1984.

     Mr. Classon's additional experience includes serving as a division general manager for Swedish Match Group from 1979-1980, working as a consultant from 1974-1978 for a leading Scandinavian consulting firm specializing in strategic planning and restructuring, and serving as director of organizational development of Pharmacia AB from 1969-1974.

     Also, on January 6, 1997, Enzon was served with a complaint by LBC Capital Resources, Inc. ("LBC"), that was filed on December 17, 1996, in the United States District Court for the District of New Jersey (Civil Action No. 96-5919(JCL)) asserting that under the May 2, 1995, letter agreement ("Letter Agreement") between Enzon and LBC, LBC was entitled to a commission comprised of $500,000 in cash and warrants to purchase 1,000,000 shares of Enzon common stock at an exercise price of $2.50 per share in connection with the 1996 financing transactions (collectively, the "Financings") the Company entered into with affiliates of Genesee Advisers ("Genesee"). LBC has also asserted that it is entitled to an additional fee

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

of $175,000 in cash and warrants to purchase 250,000 shares of Enzon common stock when and if Genesee exercises any of the warrants obtained pursuant to the Financings. LBC has claimed $3 million in compensatory damages, plus punitive damages, counsel fees and costs for the alleged breach of the Letter Agreement. The Company believes that no such commission was due under the Letter Agreement and denies any liability under the Letter Agreement. The Company intends to defend this lawsuit vigorously.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated:  January 16, 1997



                                                                     ENZON, INC.
                                                                    (Registrant)

                                                     By: /S/ KENNETH J. ZUERBLIS
                                                     ---------------------------
                                                             Kenneth J. Zuerblis
                                                         Vice President, Finance
                                                             and Chief Financial
                                                                        Officer


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